Bonds.com 8-K

Exhibit 10.5

[FORM OF WARRANT]

THE OFFER AND SALE OF THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES OF COMMON STOCK THAT MAY BE PURCHASED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE.  THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES OF COMMON STOCK THAT MAY BE PURCHASED HEREUNDER MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM

BONDS.COM GROUP, INC.

COMMON STOCK PURCHASE WARRANT

Date of Issuance: January [●], 2011

THIS IS TO CERTIFY that [●], a [●], and its transferees, successors and assigns (the “Holder”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, is entitled to purchase from BONDS.COM GROUP, INC., a Delaware corporation (the “Company”), at the price of $0.07 per share, as such price may be adjusted as provided herein (the “Exercise Price”), at any time after the date on which the Authorized Share Increase becomes effective (the “Commencement Date”) and expiring on the date that is five (5) years after the Commencement Date (the “Expiration Date”), [●] ([●]) (the “Aggregate Number”) shares of the fully paid and nonassessable Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”) (as such number may be adjusted as provided herein).

Capitalized terms used herein shall have the meanings ascribed to such terms in Section 11 hereof unless otherwise defined herein.

SECTION 1.	The Warrant; Transfer and Exchange.

(a)           The Warrant.  This Common Stock Purchase Warrant (this “Warrant”) is issued under and pursuant to the Unit Purchase Agreement, dated as of January [●], 2011, by and between the Company, the Holder and the other parties set forth on Schedule A thereto (the “Unit Purchase Agreement”).  This Warrant and the rights and privileges of the Holder hereunder may be exercised by the Holder in whole or in part as provided herein, shall survive any termination of the Unit Purchase Agreement and, as more fully set forth in Sections 1(b) and 8 hereof, may be transferred (subject to applicable securities laws and regulations) by the Holder to any other Person or Persons at any time or from time to time, in whole or in part, regardless of whether the Holder retains any or all rights under the Unit Purchase Agreement.

(b)           Transfer and Exchanges.  The Company shall initially record this Warrant on a register to be maintained by the Company with its other stock books and, subject to Section 8 hereof, from time to time thereafter shall reflect the transfer of this Warrant on such register when surrendered for transfer in accordance with the terms hereof and properly endorsed, accompanied by appropriate instructions, and further accompanied by payment in cash or by check, bank draft or money order payable to the order of the Company, in United States currency, of an amount equal to any stamp or other tax or governmental charge or fee required to be paid in connection with the transfer thereof.  Upon any such transfer, a new warrant or warrants shall be issued to the transferee and the Holder (in the event this Warrant is only partially transferred) and the surrendered warrant shall be canceled.  Each such transferee shall succeed to all of the rights of the Holder with respect to the Warrant being so transferred; provided, however, that, in the event this Warrant is partially transferred, the Holder and such transferee shall hold rights in respect of this Warrant in proportion to their respective interests in this Warrant.  This Warrant may be exchanged at the option of the Holder, when surrendered at the Principal Office, for another warrant or other warrants of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock.

SECTION 2.	Exercise.

(a)           Right to Exercise.  At any time after the Commencement Date and on or before the Expiration Date, the Holder, in accordance with the terms hereof, may exercise this Warrant, in whole at any time or in part from time to time, by delivering this Warrant to the Company during normal business hours on any Business Day at the Principal Office, together with the Election to Purchase, in the form attached hereto as Exhibit A and made a part hereof (the “Election to Purchase”), duly executed, and payment of the Exercise Price per share for the number of shares to be purchased (the “Exercise Amount”), as specified in the Election to Purchase.  If the Expiration Date is not a Business Day, then this Warrant may be exercised on the next succeeding Business Day.

(b)           Payment of Exercise Price.  Payment of the Exercise Price shall be made to the Company by either of the following means (or any combination of such means): (i) in cash or other immediately available funds, payable by certified wire transfer to an account designated by the Company or (ii) as provided in Section 2(c).  The amount of the Exercise Price to be paid shall equal the product of (A) the Exercise Amount multiplied by (B) the Exercise Price per share.

(c)           Cashless Exercise.  The Holder shall have the right to pay all or a portion of the Exercise Price by making a “Cashless Exercise” pursuant to this Section 2(c), in which case the portion of the Exercise Price to be so paid shall be paid by reducing the number of shares of Common Stock otherwise issuable pursuant to the Election to Purchase (the “Exercise Shares”) by an amount (the “Cashless Exercise Shares”) equal to (i) the Exercise Price multiplied by the Exercise Shares and divided by (ii) the Fair Market Value Per Share of the Common Stock determined as of the Business Day immediately preceding the date of such exercise of this Warrant.  The number of shares of Common Stock to be issued to the Holder as a result of a Cashless Exercise will therefore be equal to the Exercise Shares minus the Cashless Exercise Shares.

(d)           Issuance of Shares of Common Stock.  Upon receipt by the Company of this Warrant at the Principal Office in proper form for exercise, and accompanied by payment of the Exercise Price as aforesaid, the Company shall immediately cause the shares of Common Stock to be registered in the name of the Holder in the Register of Stockholders of the Company and the Holder shall then be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock may not then be actually delivered.  Upon such surrender of this Warrant and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to, or upon the written order of, the Holder (and in such name or names as the Holder may designate) a certificate or certificates for a number of shares of Common Stock equal to the Exercise Amount, subject to any reduction as provided in Section 2(c) for a Cashless Exercise.

(e)           Fractional Shares.  The Company shall not be required to deliver fractions of shares of Common Stock upon exercise of this Warrant.  If any fraction of a share of Common Stock would be deliverable upon an exercise of this Warrant, the Company may, in lieu of delivering such fraction of a share of Common Stock, make a cash payment to the Holder in an amount equal to the same fraction of the Fair Market Value Per Share of the Common Stock determined as of the Business Day immediately preceding the date of exercise of this Warrant.

(f)           Partial Exercise.  In the event of a partial exercise of this Warrant, the Company shall issue to the Holder a Warrant in like form for the unexercised portion thereof.

SECTION 3.	Payment of Taxes.

The Company shall pay all stamp taxes attributable to the issuance of shares or other securities issuable upon the exercise of this Warrant or issuable pursuant to Section 6 hereof.

SECTION 4.	Replacement Warrant.

In case this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and upon receipt of indemnity reasonably satisfactory to the Company (provided, that if the Holder is a financial institution or other institutional investor, its personal undertaking to provide an indemnity is hereby deemed to be reasonably satisfactory to the Company).

SECTION 5.	Reservation of Capital Stock and Other Covenants.

(a)           Reservation of Authorized Capital Stock.  The Company covenants to comply with its obligations under Section 4(l) of the Unite Purchase Agreement in respect of the Authorized Share Increase.  From and after the effectiveness of the Authorized Share Increase, the Company shall  at all times ensure that it has sufficient authorized and unissued capital, free of preemptive rights, to enable the Company at any time to fulfill all of its obligations hereunder upon the exercise of this Warrant.

(b)           Affirmative Actions to Permit Exercise and Realization of Benefits.  If any shares of Common Stock to be issued upon the exercise of this Warrant, or any shares or other securities to be issued pursuant to Section 6 hereof, require registration with or approval of any

Governmental Authority under any federal or state law (other than securities laws) before such shares or other securities may be validly delivered upon exercise of this Warrant or other securities that may be purchased hereunder, then the Company covenants that it will, at its sole expense, and as promptly as practicable, secure such registration or approval, as the case may be.

(c)           Validly Issued Shares.  The Company covenants that all shares of Common Stock delivered upon exercise of this Warrant, assuming full payment of the Exercise Price, shall, upon delivery by the Company, be duly authorized and validly issued, fully paid and nonassessable, free from all stamp taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims of any nature whatsoever other than such security interests, encumbrances and claims granted by the Holder.

SECTION 6.	Adjustments.

Under certain conditions, the Aggregate Number is subject to adjustment as set forth in this Section 6.

(a)           Adjustments to Aggregate Number.  The Aggregate Number, after taking into consideration any prior adjustments pursuant to this Section 6, shall be subject to adjustment from time to time as follows and, thereafter, as adjusted, shall be deemed to be the Aggregate Number hereunder.

(i)           Stock Dividends; Subdivisions, Combinations an Reclassifications.  In case at any time or from time to time the Company shall:

(A)           issue to the holders of the Common Stock a dividend payable in, or other distribution of, Common Stock (a “Stock Dividend”),

(B)           subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, including, without limitation, by means of a stock split (a “Stock Subdivision”),

(C)           combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock (a “Stock Combination”), or

(D)           issue any shares of its capital stock in a reclassification of the Common Stock (a “Stock Reclassification”),

then the number of shares of Common Stock purchasable upon exercise of this Warrant, if any, immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which it would have owned or have been entitled to receive had this Warrant been exercised in advance thereof.

(ii)           Miscellaneous.  The following provisions shall be applicable to the making of adjustments of the Aggregate Number provided above in this Section 6(a):

(A)           The adjustments required by the preceding paragraphs of this Section 6(a) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Aggregate Number that would otherwise be required shall be made (except in the case of a Stock Subdivision, Stock Combination or Stock Reclassification as provided for in Section 6(a)(i) hereof) unless and until such adjustment either by itself or with other adjustments not previously made adds or subtracts at least one one-hundredth of one share to or from the Aggregate Number immediately prior to the making of such adjustment.  Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6(a) and not previously made, would result in a minimum adjustment.  For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(B)           In computing adjustments under this Section 6(a), fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

(C)           If the Company shall take a record of the holders of the Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(b)           Adjustment to Exercise Price.

(i)           Upon any adjustment to the Aggregate Number or of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder pursuant to Section 6(a)(i), the Holder shall thereafter be entitled to purchase such Aggregate Number of shares of Common Stock or other securities resulting from such adjustment at an Exercise Price per share of Common Stock or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the Aggregate Number prior to such adjustment and dividing by the Aggregate Number immediately following such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(ii)           In case at any time or from time to time the Company shall pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock, other than (x) as described in Sections 1(a)(i)(A) and 1(a)(i)(D) above or (y) regular quarterly or other periodic dividends (any such non-excluded event being referred to as an “Extraordinary Dividend”), then the Exercise Price shall be decreased by the amount of cash and/or the fair market value (as determined by the board of directors of the Company, in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend.  An adjustment made pursuant to this Section 6(b)(ii) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(iii)           Except for Exempted Securities and (y) pursuant to options, warrants and conversion rights in existence on the date of issuance hereof, if and whenever on or after the date of issuance hereof until the date that is eighteen (18) months from such date the Company shall issue or sell or shall in accordance with subparagraphs (1) to  (9) of this Section 6(b)(iii), inclusive, be deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale (the “Triggering Transaction”), the Exercise Price shall, subject to subparagraphs (1) to (9) of this Section 6(b)(iii), inclusive, be reduced to the Exercise Price (calculated to the nearest one-hundredth of a cent) determined by dividing:

(A)           an amount equal to the sum of (x) the product derived by multiplying the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction by the Exercise Price then in effect, plus (y) the consideration, if any, received by the Company upon consummation of such Triggering Transaction, by

(B)           an amount equal to the sum of (x) the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction plus (y) the number of shares of Common Stock issued (or deemed to be issued in accordance with subparagraphs (1) to  (9) of this Section 6(b)(iii), inclusive) in connection with the Triggering Transaction.

For purposes of this Section 6(b)(iii), the term “Number of Common Shares Deemed Outstanding” at any given time shall mean the sum of (x) the number of shares of the Company’s Common Stock outstanding at such time, and (y) the number of shares of the Company’s Common Stock deemed to be outstanding under subparagraphs (1) to  (9) of this Section 6(b)(iii), inclusive, at such time.

For purposes of determining the adjusted Exercise Price under this Section 6(b)(iii), the following subparagraphs (1) to (9), inclusive, shall be applicable:

(1)           In case the Company at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock (“Options”) or any Convertible Securities, whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options, or, in the case of  Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities, shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Company for such price per share.  No adjustment of the Exercise Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (3) below.

(2)           In case the Company at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Company for such price per share.  No adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (3) below.

(3)           If the purchase price provided for in any Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which or number of shares of Common Stock for which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in Section 6(a)(i)(B), Section 6(a)(i)(c) or 6(b)(iii)), the Exercise Price in effect at the time of such change shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.  If the purchase price provided for in any Option referred to in subparagraph (1) or the rate at which or number of shares of Common Stock for which any Convertible Securities referred to in subparagraphs (1) or (2) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Exercise Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Exercise Price then in effect hereunder is hereby reduced.

(4)           On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be increased to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(5)           In case any Options shall be issued in connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

(6)           In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor.  In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration as determined in good faith by the Board of Directors.  In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributed by the Board of Directors in good faith to such Common Stock, Options or Convertible Securities, as the case may be.  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Securities, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Securities are issued or amended, any adjustment to the Exercise Price that would result under the terms of this Section 6(b)(iii) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Exercise Price that such issuance or amendment took place at the time such calculation can first be made.

(7)           The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this Section 6(b)(iii).

(8)           In case the Company shall declare a dividend or make any other distribution upon the stock of the Company payable in Options or Convertible Securities, then in such case any Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(9)           For purposes of this Section 6(b)(iii), in case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

(c)           Changes in Common Stock.  In case at any time the Company shall initiate any transaction or be a party to any transaction (including, without limitation, a merger, consolidation, share exchange, sale, lease or other disposition of all or substantially all of the Company’s assets, liquidation, recapitalization or reclassification of the Common Stock) in connection with which the previous outstanding Common Stock shall be changed into or exchanged for different securities of the Company or Capital Stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called a “Transaction”), then, as a condition of the consummation of the Transaction, lawful, enforceable and adequate provision shall be made so that the Holder shall be entitled to elect, by written notice to the Company, to receive (i) in exchange for the surrender of this Warrant to the Company and the same Exercise Price (rather than the exercise thereof), the securities or other property (including cash) to which such Holder would have been entitled upon consummation of the Transaction if such Holder had exercised this Warrant and (if applicable) converted the shares of Common Stock issuable hereunder immediately prior thereto, (ii) a new warrant in form and substance similar to, and in exchange for, this Warrant to purchase all or a portion of such securities or other property to which such Holder would have been entitled upon consummation of the Transaction if such Holder had exercised this Warrant and (if applicable) converted the shares of Common Stock issuable hereunder immediately prior thereto, for the same Exercise Price, or (iii) upon exercise of this Warrant at any time on or after the consummation of the Transaction but prior to the Expiration Date, in lieu of the Warrant Shares issuable upon such exercise prior to such consummation, the securities or other property (including cash) to which such Holder would have been entitled upon consummation of the Transaction if such Holder had exercised this Warrant and (if applicable) converted the shares of Common Stock issuable hereunder immediately prior thereto (subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this Section 6).  The Company will not effect any Transaction unless prior to the consummation thereof each corporation or other entity (other than the Company) which may be required to deliver any new warrant, securities or other property as provided herein shall assume by written instrument the obligation to deliver to such Holder such new warrant, securities or other property as in accordance with the foregoing provisions such Holder may be entitled to receive.  The foregoing provisions of this Section 6(c) shall similarly apply to successive Transactions.

(d)           Other Action Affecting Capital Stock.

(i)           Other Action.  In case at any time or from time to time the Company shall take any action of the type contemplated in Section 6(a) or (c) hereof but not expressly provided for by such provisions, then, unless in the opinion of the Board of Directors such action will not have a material adverse effect upon the rights of the Holder (taking into consideration, if necessary, any prior actions which the Board of Directors deemed not to materially adversely affect the rights of the Holder), the Aggregate Number shall be adjusted in such manner and at such time as the Board of Directors may in good faith determine to be equitable in the circumstances.

(e)           Notices.

(i)           Notice of Proposed Actions.  In case the Company shall propose (A) to pay any dividend payable in stock of any class to the holders of the Common Stock or to make any other distribution to the holders of the Common Stock, (B) to offer to the holders of the Common Stock rights to subscribe for or to purchase any Convertible Securities or additional shares of Common Stock or shares of stock of any class or any other securities, warrants, rights or options (other than the exercise of pre-emptive rights by a holder), (C) to effect any reclassification of the Common Stock, (D) to effect any recapitalization, stock subdivision, stock combination or other capital reorganization, (E) to effect any consolidation or merger, share exchange, or sale, lease or other disposition of all or substantially all of its property, assets or business, (F) to effect the liquidation, dissolution or winding up of the Company, (G) to effect a Change of Control (provided that notice of a Change of Control shall only be provided upon the Company entering into a definitive agreement with respect to such Change of Control and such information not being material non public information) or Transaction or (H) to effect any other action which would require an adjustment under this Section 6, then, in each such case, the Company shall give to the Holder written notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, stock subdivision, stock combination, distribution or rights, or the approximate date on which such reclassification, recapitalization, reorganization, consolidation, merger, share exchange, sale, lease, transfer, disposition, liquidation, dissolution, winding up or other transaction is expected to take place and the expected date of participation therein by the holders of Common Stock (as applicable), if any such date is to be fixed, or the date on which the transfer of Common Stock (as applicable) is expected to occur, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock (as applicable) and on the Aggregate Number after giving effect to any adjustment which will be required as a result of such action.  Such notice shall be so given in the case of any action covered by clause (A) or (B) above at least ten (10) Business Days prior to the record date for determining holders of the Common Stock (as applicable) for purposes of such action and, in the case of any other such action, at least ten (10) Business Days prior to the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock (as applicable).

(ii)           Adjustment Notice.  Whenever the Aggregate Number is to be adjusted pursuant to this Section 6, unless otherwise agreed by the Holder, the Company shall promptly (and in any event within ten (10) Business Days after the event requiring the adjustment) prepare a certificate signed by the Chief Financial Officer of the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment is to be calculated.  The certificate shall set forth, if applicable, a description of the basis on which the Board of Directors in good faith determined, as applicable, the Fair Market Value Per Share or the fair market value of any evidences of indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights, or other property or the equitable nature of any adjustment under Section 6(c) or (d) hereof, the new Aggregate Number and, if applicable, any new securities or property to which the Holder is entitled.  The Company shall promptly cause a copy of such certificate to be delivered to the Holder.  Any other determination of fair market value shall first be determined in good faith by the Board of Directors and be based upon an arm’s length sale of such indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights or other property, such sale being between a willing buyer and a willing seller.  In the case of any such determination of fair market value, the Holder may object to the determination in such certificate by giving written notice within ten (10) Business Days of the receipt of such certificate and, if the Holder and the Company cannot agree to the fair market value within ten (10) Business Days of the date of the Holder’s objection, the fair market value shall be determined by a national or regional investment bank or a national accounting firm mutually selected by the Holder and the Company, the fees and expenses of which shall be paid

50% by the Company and 50% by the Holders that did not agree with the valuation determined by the Company unless such determination results in a fair market value more than 110% of the fair market value determined by the Company, in which case such fees and expenses shall be paid by the Company.  The Company shall keep at the Principal Office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of this Warrant (in whole or in part) if so designated by the Holder.

SECTION 7.	No Impairment.

The Company will not, by amendment of its organizational documents or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution or any other voluntary and deliberate action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, including, without limitation, the adjustments required under Section 6 hereof, and will at all times in good faith assist in the carrying out of all such terms and in taking of all such action as may be necessary or appropriate to protect the rights of the Holder against other impairment.  Without limiting the generality of the foregoing and notwithstanding any other provision of this Warrant to the contrary (including by way of implication), the Company (a) will not increase the par value of any shares of Common Stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise and (b) will take all such action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of this Warrant.

SECTION 8.	Transfers of this Warrant.

(a)           Generally.  Subject to the restrictions set forth in this Sections 1 and 8 of this Warrant, the Holder may at any time and from time to time freely transfer this Warrant and the Warrant Shares in whole or in part.

(b)           Compliance with Securities Laws.  The Holder agrees that this Warrant and the Warrant Shares may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act and applicable state securities laws or pursuant to an applicable exemption from the registration requirements of the Securities Act and such state securities laws.  In the event that the Holder transfers this Warrant or the Warrant Shares pursuant to an applicable exemption from registration, the Company may request, at the Holder’s expense, an opinion of counsel that the proposed transfer does not violate the Securities Act and applicable state securities laws.

(c)           Restrictive Securities Legend.  For so long as the Warrant Shares have not been registered under the Securities Act pursuant to the Registration Rights Agreement, the certificate representing the Warrant Shares shall bear the restrictive legend set forth below:

“The offer and sale of the shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any State and may not be sold or otherwise disposed of except pursuant to an effective registration statement under such Act and applicable State securities laws or pursuant to an applicable exemption from the registration requirements of such Act and such laws.”

SECTION 9.	Events of Non-Compliance and Remedies.

(a)           Events of Non-Compliance.  If the Company fails to keep and fully and promptly perform and observe in any material respect any of the terms, covenants or representations contained or referenced herein within thirty (30) days from the earlier to occur of (i) written notice from the Holder specifying what failure has occurred, or requesting that a specified failure be remedied or (ii) an executive officer of the Company becoming aware of such failure (an “Event of Non-Compliance”), the Holder shall be entitled to the remedies set forth in subsection (b) hereof.

(b)           Remedies.  On the occurrence of an Event of Non-Compliance, in addition to any remedies the Holder may have under applicable law the Holder may bring any action for injunctive relief or specific performance of any term or covenant contained herein, the Company hereby acknowledging that an action for money damages may not be adequate to protect the interests of the Holder hereunder.

SECTION 10.	Redemption.

(a)           Right to Redeem.  At any time after the Date of Issuance hereof and before the Commencement Date, upon a Change of Control, the Holder, in accordance with the terms hereof, may require the Company to redeem this Warrant, in whole at any time or in part from time to time, by delivering this Warrant to the Company during normal business hours on any Business Day at the Principal Office, together with the Election to Redeem, in the form attached hereto as Exhibit B and made a part hereof (the “Election to Redeem”), duly executed.

(b)           Redemption Amount.  The Election to Redeem shall indicate the portion of this Warrant to be redeemed (the “Redemption Amount”).

(c)           Redemption Price.  The amount received by the Holder in exchange for the redeemed Warrants (the “Redemption Price”) shall be equal to (1) the amount of cash, property and/or rights that the Holder would have received for the Redemption Amount had the Warrant been exercised immediately prior to such Change of Control minus (2) the product of (x) the Redemption Amount and (y) the Exercise Price per share.

(d)           Payment of the Redemption Price.  Upon receipt by the Company of this Warrant at the Principal Office in proper form for redemption, the Company shall immediately deliver the Redemption Price to the Holder in the same form as that received by the holder of Common Stock in the Change of Control (with any cash or other immediately available funds, payable by certified wire transfer to an account designated by the Holder).

(e)           Partial Redemption.  In the event of a partial redemption of this Warrant, the Company shall issue to the Holder a Warrant in like form for the unredeemed portion thereof.

SECTION 11.	Definitions.

As used herein, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings.

“Aggregate Number” has the meaning set forth in the Preamble.

“Authorized Share Increase” means a valid increase of the Company’s authorized shares of Common Stock to not less than [_____] shares, effected by an amendment to the Company’s Certificate of Incorporation duly adopted and approved by the Board of Directors and the requisite vote of the Company’s stockholders.

“Board of Directors” mean the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Capital Stock” means (a) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (b) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on a Person the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

“Cashless Exercise Shares” has the meaning set forth in Section 2(c).

“Change of Control” means (i) a consolidation, merger, reorganization or other form of acquisition of or by the Company in which the Company’s stockholders immediately prior to the transaction retain less than 50% of the voting power of, or economic interest in, the surviving or resulting entity (or its parent), (ii) a sale of more than a majority of the Company’s assets, (iii) the acquisition by any person or group of persons of more than 50% of the Company’s outstanding voting securities or (iv) during any period of twenty-four (24) consecutive months, Continuing Directors (as defined below) cease for any reason to constitute a majority of the directors of the Board of Directors or the board of directors of the surviving or resulting entity (or its parent);  “Continuing Director” means, as of any determination date, any member of the Board of Directors or the board of directors of the surviving or resulting entity (or its parent) who: (A) was a member of the Board of Directors as of the date hereof, (B) was a member of the Board of Directors on the date that was twenty-four (24) months prior to such determination date, (C) was the Series D Designee or the Oak Designee (as such terms are defined in the Stockholders’ Agreement) , (D) was nominated with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or (E) was elected with the approval of holders of at least a majority of the Series D Preferred Stock.

“Commencement Date” has the meaning set forth in the Preamble.

“Common Stock” means the Company’s Common Stock, par value $0.0001 per share.

“Company” has the meaning set forth in the Preamble.

“Convertible Securities” means (i) evidences of indebtedness, shares of stock or other securities (including, without limitation, options and warrants) that are directly or indirectly convertible, exercisable or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock (as applicable), either immediately or upon the onset of a specified date or the happening of a specified event or (ii) stock appreciation rights, phantom stock rights or other rights with equity features.

 “Election to Purchase” has the meaning set forth in Section 2(a).

“Election to Redeem” has the meaning set forth in Section 2(a).

“Event of Non-Compliance” has the meaning set forth in Section 9(a).

“Exercise Amount” has the meaning set forth in Section 2(a).

“Exercise Price” has the meaning set forth in the Preamble.

“Exempted Securities” has the meaning set forth in the Certificate of Designation of the Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock of the Company.

“Exercise Shares” has the meaning set forth in Section 2(c).

“Expiration Date” has the meaning set forth in the Preamble.

“Extraordinary Dividend” has the meaning set forth in Section 6(b)(ii).

“Fair Market Value Per Share” means, with respect to a share of Common Stock on any date: (a) if the shares are listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the last reported sales price as reported on such exchange or market; (b) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the average of the last reported closing bid and asked quotation for the shares as reported on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or a similar service if NASDAQ is not reporting such information; and (c) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market or quoted by NASDAQ or a similar service, the average of the last reported bid and asked quotation for the shares as quoted by a market maker in the shares (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation).  In the absence of any available public quotations for the Common Stock, the Board of Directors shall determine in good faith the fair value of the Common Stock.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity or person exercising executive, legislative,

judicial, arbitral, regulatory or administrative functions of or pertaining to government, regulation or compliance.

“Holder” or “Holders” means any holder of an interest in this Warrant or the outstanding Warrant Shares.

“Number of Common Shares Deemed Outstanding” has the meaning set forth in Section 6(b)(iii).

“Options” has the meaning set forth in Section 6(b)(iii)(1).

“Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, Governmental Authority, or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Principal Office” means the Company’s principal office as set forth in Section 16 hereof or such other principal office of the Company in the United States of America the address of which first shall have been set forth in a notice to the Holder.

“Redemption Amount” has the meaning set forth in Section 10(b).

“Redemption Price” has the meaning set forth in Section 10(c).

 “Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement dated as of the date hereof among the Company, the Holder and the other parties set forth on Schedule A thereto, as amended or supplemented from time to time.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

“Stock Combination” has the meaning set forth in Section 1(a)(i)(C).

“Stock Dividend” has the meaning set forth in Section 1(a)(i)(A).

“Stock Reclassification” has the meaning set forth in Section 1(a)(i)(D).

“Stock Subdivision” has the meaning set forth in Section 1(a)(i)(B).

“Stockholders’ Agreement” means the Series D Stockholders’ Agreement dated as of the date hereof among the Company, the Holder and the other parties set forth on Schedule A thereto, as amended or supplemented from time to time.

“Transaction” has the meaning set forth in Section 6(c).

“Transaction Documents” means this Warrant, the Unit Purchase Agreement and the Registration Rights Agreement, the Stockholders’ Agreement and any other agreements or documents delivered in connection herewith or therewith.

“Unit Purchase Agreement” has the meaning set forth in Section 1(a).

“Warrant” has the meaning set forth in Section 1(a).

“Warrant Shares” means (a) the shares of Common Stock issued or issuable upon exercise of this Warrant in accordance with its terms and (b) all other shares of the Company’s Capital Stock issued with respect to such shares by way of stock dividend, stock split or other reclassification, pursuant to Section 6, or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company’s Capital Stock.

SECTION 12.	Survival of Provisions.

Notwithstanding the full exercise by the Holder of its rights to purchase Common Stock hereunder, the provisions of Sections 9 through 22 of this Warrant shall survive such exercise and the Expiration Date.

SECTION 13.	Delays, Omissions and Waivers.

It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder upon any breach or default of the Company under this Warrant shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holder’s part of any breach or default under this Warrant, or any waiver on the Holder’s part of any provisions or conditions of this Warrant must be in writing and that all remedies, either under this Warrant, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

SECTION 14.	Rights of Transferees.

Subject to Section 8, the rights granted to the Holder hereunder of this Warrant shall pass to and inure to the benefit of all subsequent transferees of all or any portion of this Warrant (provided that the Holder and any transferee shall hold such rights in proportion to their respective ownership of this Warrant and Warrant Shares) until extinguished pursuant to the terms hereof.

SECTION 15.	Captions.

The titles and captions of the Sections and other provisions of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

SECTION 16.	Notices.

All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopy, overnight courier service or personal delivery:

If to the Company:	Bonds.com Group, Inc. 529 5th Avenue, 8th Floor New York, New York 10017 Attention: Chief Executive Officer Fax No: (212) 946-3999

With a copy to:	Hill Ward Henderson 3700 Bank of America Plaza 101 East Kennedy Boulevard Tampa, Florida 33602 Attention: Mark A. Danzi, Esq. Fax No.: (813) 221-2900

If to the Holder:	[●]

With a copy to:	[●]

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

SECTION 17.	Successors and Assigns.

This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors or heirs and personal representatives and permitted assigns; provided, that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of the Holder except as otherwise expressly provided herein.

SECTION 18.	Governing Law, Jurisdiction, Jury Trial.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY

WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 19.	Severability.

If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.  The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

SECTION 20.	Entire Agreement.

This Warrant, together with the other Transaction Documents, contains the entire agreement among the parties with respect to the subject matter hereof and thereby supersedes all prior and contemporaneous agreements or understandings with respect thereto.

SECTION 21.	Headings.

The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 22.	No Strict Construction.

The Company and the Holder each acknowledge that they have been represented by counsel in connection with this Warrant, the other Transaction Documents and the transactions contemplated hereby and thereby.  The Company and the Holder have participated jointly in the negotiation and drafting of this Warrant and the other Transaction Documents.  In the event an ambiguity or question of intent or interpretation arises under any provision of this Warrant or any Transaction Document, this Warrant or such other Transaction Documents shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Warrant or any other Transaction Document.

SECTION 23.	Representations, Warranties and Covenants.

The Company hereby represents, warrants and covenants to the Holder that, so long as the Holder holds this Warrant or any Warrant Shares, the Company will not, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on the ability of the Company to perform and comply with its obligations under this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.  SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be issued and executed in its corporate name by its duly authorized officers and its corporate seal to be affixed hereto as of the date below written.

DATED: [●], 2011	BONDS.COM GROUP, INC.

By:
	Name:	Michael Sanderson
	Title:	Chief Executive Officer

EXHIBIT A
NOTICE OF EXERCISE; ELECTION TO PURCHASE

To:

1.           The undersigned, pursuant to the provisions of the attached Warrant, hereby elects to exercise this Warrant with respect to ________ shares of Common Stock (the “Exercise Amount”).  Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Warrant.

2.           The undersigned herewith tenders payment for such shares in the following manner (please check type, or types, of payment and indicate the portion of the Exercise Price to be paid by each type of payment):

_______  Exercise for Cash
_______  Cashless Exercise

3.           Please issue a certificate or certificates representing the shares issuable in respect hereof under the terms of the attached Warrant, as follows:

(Name of Record Holder/Transferee)
and deliver such certificate or certificates to the following address:

(Address of Record Holder/Transferee)
4.           The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

5.           If the Exercise Amount is less than all of the shares of Common Stock purchasable hereunder, please issue a new warrant representing the remaining balance of such shares, as follows:

(Name of Record Holder/Transferee)
   and deliver such warrant to the following address:

(Address of Record Holder/Transferee)

(Signature)

(Date)

EXHIBIT B
ELECTION TO REDEEM

To:

1.           The undersigned, pursuant to the provisions of the attached Warrant, hereby elects to require the Company to redeem this Warrant with respect to ________ shares of Common Stock subject hereto  (the “Redemption  Amount”).  Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Warrant.

2.           Please pay the Redemption Price according to the following instructions:

Account Number:

(Name of Record Holder/Transferee)